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                         MERCHANDISING LICENSE AGREEMENT

                                       Date: as of February 2, 1995

Property: The 1942 motion picture CASABLANCA
License No.: D95017

TURNER                                  LICENSEE
------                                  --------

TURNER HOME ENTERTAINMENT, INC.         ARTISAN HOUSE, INC.
One CNN Center                          1755 Glendale Blvd.
Post Office Box 105366                  P.O. Box 26566
Atlanta, Georgia 30348-5366             Los Angeles, CA 90026
                                        Contact: Mr. Henry Goldman
                                        Tel: 213-664-1111
                                        Fax: 213-664-5679

     This Agreement is made as of the date specified above between Turner and Licensee, whereby Turner grants Licensee a license to utilize certain names, likenesses, characters, trademarks and/or copyrights in connection with the manufacture, distribution, advertising, promotion and sale of certain articles of merchandise on the following terms and conditions:

1.   Licensed Elements: See Schedule "1" attached below.

2.   Authorized Articles: Metal wall sculpture.

3.   Licensed Territory: United States, its territories and possessions.

4.   License Period: February 1, 1995 - December 31, 1996

5.   Direct Response Marketing Permitted (check one):

          X  Yes __ No
         ---

6.   Exclusivity (check one): X Non-exclusive license __ Exclusive license

7.   Royalty Rate: Five percent (5%) of direct mail selling price.

8.   Advance/Guarantee: Advance:            $1,000.00
                        Balance of
                        Guarantee:          $1,500.00
                        ----------          ---------
                        Total Guarantee:    $2,500.00

     The Advance of $1,000.00 is payable in full concurrently with Turner's receipt of copies of this Agreement (without amendments or modifications) signed by Licensee, which in any event will be not later than the date twelve (12) days after Licensee receives copies of this Agreement for signature.


               $1,500.00 due not later than December 31, 1996.

     (All references to "Dollar(s)" and/or "$" anywhere in this Agreement will refer to United States Dollars.)

9.   Marketing / Shipping Dates:

     (a) Marketing of each of the Authorized Articles will begin not later than June 1, 1995.
     (b) Shipment to retailers of each of the Authorized Articles will begin not later than June 1, 1995

10. Distribution: Authorized Articles may be sold through the home furnishing industry and direct mail. Licensee shall not knowingly sell Authorized Articles to persons or entities whom Licensee knows, or reasonably should know, intend to resell or are likely to resell the Authorized Articles outside the Licensed Territory.

11. Form of Copyright and Trademark Notice: Each Authorized Article shall bear copyright and trademark notices in the following form (or in such other form as Turner may hereafter designate, for prospective implementation, by notice to Licensee):

          Copyright: (C) 19XX Turner Entertainment, Co. All Rights Reserved.

          Trademark: CASABLANCA(TM) and [name of each related CASABLANCA character](TM) are trademarks of Turner Entertainment Co.

12. Notices: Payments and royalty statements to Turner shall be made or given to Turner Home Entertainment, Inc., Licensing & Merchandising, P.O. Box 930387, Atlanta, Georgia 31193, attention: Controller; with a copy of royalty statements to Turner Home Entertainment, Inc., 420 Fifth Avenue, 7th Floor, New York, NY 10018, attention: Licensing and Merchandising. All other notices to Turner shall be sent to Turner at the New York address specified above, with a copy to the Atlanta address specified above,
     Attention: Legal Department.

13. Special Terms: Notwithstanding anything herein to the contrary, the parties understand and agree that Licensee may use the names and static visual likenesses of any characters in the Picture only in strict compliance with the following, in addition to all other terms set forth in Exhibit "A":

     (a) The characters are licensed elements hereunder only in the context of exact representations of actual acts, poses, or appearances from "Casablanca."

     (b) Licensee, and not Turner, shall be responsible for ensuring that any use of the names and static visual likenesses of the characters conforms to Paragraph (a) above. Turner makes no warranty, representation or grant as to any other use of the image of any of the characters. Any commercial use of the images of any of the characters shall constitute Licensee's undertaking to Turner that such use in fact incorporates only actual acts, poses or appearances from "Casablanca."

     (c) Licensee understands and acknowledges that this Agreement grants rights to the Licensed Elements only to the extent of Turner's ownership and control and that the use of the Licensed Elements may also require consent or licenses from parties other than Turner. Accordingly, Licensee represents and warrants that it has entered into an agreement with the estates of Humphrey Bogart and Ingrid Bergman, respectively as of the date hereof and agrees to provide Turner with copies of said agreements upon execution of this Agreement.

14. Standard Terms: The attached "Exhibit 'A' (Standard Terms and Conditions)" are incorporated by this reference into the terms of this Merchandising License Agreement (collectively referred to herein as "Agreement"). If any provision set forth above in this Agreement conflicts (or is construed to conflict) with any provision of the Standard Terms and Conditions, the provisions hereinabove set forth will control.

     IN WITNESS WHEREOF, Turner and Licensee have executed this Agreement as of the date first above written.

     TURNER HOME ENTERTAINMENT, INC.    ARTISAN HOUSE, INC.
     ("Turner")                         ("Licensee")


     By: [ILLEGIBLE]                    By: /s/ Henry Goldman
        ------------                       ------------------
     Title: VP SALES                    Title: President


                                  SCHEDULE "1"

1. "Licensed Elements" means only the names and static visual likenesses of the following specific fictional characters, only as depicted in the 1942 motion picture entitled "CASABLANCA" (the "Picture")(excluding storylines and plot elements from the Picture, except as specifically agreed in writing and in advance by Turner) and dialogue taken from the Picture. It is specifically understood and agreed that the character names, likenesses and other elements referred to above (including, if applicable, the names of actors, voice-over artists, and/or other elements listed in this Schedule "1") are included within the definition of "Licensed Elements" (i) only to the extent of Turner's ownership or control thereof and (ii) only as specifically depicted in and as part of the Picture.

     PICTURE(S)                     LICENSED ELEMENTS
     CASABLANCA                     Rick Blaine, as portrayed by Humphrey Bogart
                                    Sam, as portrayed by Dooley Wilson
                                    Ilsa Lund, as portrayed by Ingrid Bergman

                                   EXHIBIT "A"

                         MERCHANDISING LICENSE AGREEMENT

                          STANDARD TERMS AND CONDITIONS

         These Standard Terms and Conditions shall be deemed fully incorporated in the License Agreement ("Underlying Agreement") to which this Exhibit "A" is attached, and these Standard Terms and Conditions and the Underlying Agreement shall hereinafter be collectively referred to as the "Agreement." All terms shall, unless expressly provided to the contrary herein, have the same respective meanings as set forth in the Underlying Agreement. Unless expressly provided to the contrary herein, to the extent that any provision of these Standard Terms and Conditions conflicts with any provisions of the Underlying Agreement, the Underlying Agreement shall control.

A-1  LICENSE

         Turner hereby grants to Licensee, and Licensee hereby accepts, a license to utilize the Licensed Elements upon or in connection with the Authorized Articles, for the purpose of the manufacture, distribution, advertising, promotion and sale of the Authorized Articles in the Licensed Territory during the License Period, upon and subject to all of the terms and conditions of this Agreement. Any and all rights not expressly granted to Licensee hereunder are expressly reserved by Turner and may be exercised and exploited freely by Turner at any time, and Licensee covenants and agrees that it shall not exercise, or authorize or permit others to exercise, any rights with respect to the Licensed Elements other than the limited and specific rights licensed hereunder. It is understood that the license granted hereunder relates to the sale of Authorized Articles and does not grant Licensee any rights with respect to the use of the Licensed Elements in connection with premium promotions or other giveaways.

A-2  PAYMENT AND ACCOUNTINGS

         (a) Royalty. Licensee shall pay to Turner a royalty as specified in the Underlying Agreement with respect to all Net Sales of Authorized Articles. "Net Sales" shall mean gross sales by License or any of its affiliated, associated or subsidiary companies, without any deductions whatsoever (including, without limitation, freight, taxes, uncollectible accounts, manufacturing, distribution, advertising, marketing or promotion costs with the exception of trade quantity discounts only), except for actual returns. Credit against sales shall be allowed only for actual returns and shall not be allowed on the basis of an accrual or reserve system. Net Sales for each Authorized Article shall be computed on no less than Licensee's regular, full, "top- of-the-line" gross wholesale invoice price calculated at source in the Licensed Territory, based upon the usual billing price for items sold in the normal course of business ("Royalty Base Price"). The foregoing royalty shall be payable on all Authorized Articles distributed by Licensee, including Authorized Articles not billed, except for a reasonable number of samples which may be given away to the trade in the normal course of business.

         (b) Advance and Guarantee. Licensee shall pay to Turner the Advance and

Guarantee in accordance with the payment schedule specified in the Underlying Agreement. The Advance and installments of the balance of the Guarantee constitute a non-refundable advances against royalties to be earned as provided above. The total Guarantee shall be deemed accrued to Turner's account as of the date of this Agreement.

         (c) Quarterly Statements. Not later than thirty (30) days after the end of each calendar quarter during the License Period, Licensee shall furnish to Turner complete and accurate statements (certified to be accurate by Licensee) showing the product and style number, description, unit sales, Royalty Base Price, gross sales and Net Sales of each and every Authorized Article covered by this Agreement. All statements shall be prepared by Licensee utilizing the form attached as Exhibit "B" hereto and incorporated by reference, as said form may be revised from time to time by Turner. Royalty reports shall be prepared separately for each country within the Licensed Territory, and shall include a product sales breakdown by style number, which indicates clearly which of the Licensed Elements were utilized in connection with each Authorized Article, including a breakdown for each Licensed Element, by character. Reporting will be completed in such a manner, and in sufficient detail, to enable Turner to separate royalties by the respective elements used; including, without limitation, the contract number present in the upper left-hand corner of the first page of this contract.

         (d) Royalty Payments. Royalty payments due hereunder shall be paid not later than thirty (30) days after the end of each calendar quarter and such payments shall accompany the statements required above. Licensee shall also include the contract number, present in the upper left-hand corner of the first page of this contract, on the face of the royalty check. If the License Period is extended beyond the term specified in Paragraph 4 of the Underlying Agreement, royalty payments which exceed the total Guarantee shall not be credited toward any similar guarantee which is payable with respect to the extension period. All payments shall be in U.S. funds. Licensee shall pay, and hold Turner forever harmless from, all taxes, customs, duties, levies, imports or any other charges now or hereafter imposed or based upon the manufacture, delivery, license, sale, possession or use hereunder to or by Licensee of the Authorized Articles or the Licensed Elements (including but not limited to sales, use, inventory, income and value added taxes on sales of Authorized Articles), which charges shall not be deducted from Turner's royalties. All monies payable to or received by Licensee from the exploitation of the rights granted herein shall be held by Licensee in trust for Turner's account to the extent of Turner's entitlement to such monies as set forth in this Agreement.

         (e) Timeliness. All payments hereunder shall be made to Turner (or its authorized representative) at the address set forth in the Underlying Agreement within the time and in the manner specified herein, it being intended and agreed that the time within which Licensee is required to make payment in accordance with the terms hereof is of the essence of this Agreement and any failure so to do on the part of Licensee shall constitute an event of default hereunder in accordance with Paragraph A-13 below. In addition to any other rights Turner may have in the event of such default, Licensee agrees to pay interest to Turner on any sums which have not been received by Turner within thirty (30) days following the due date. Such interest shall accrue from said date and shall be payable at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law.


A-3  BOOKS AND RECORDS

         Licensee shall keep accurate books of account and records in a form meeting the generally accepted standards of the profession of certified public accountants covering all transactions relating to the license hereby granted, and Turner and its authorized representatives shall have the right at all reasonable business hours, and upon reasonable notice, to examine and audit said books of account and records and all other documents and materials in the possession or under the control of Licensee with respect to the subject matter and terms of this Agreement, and shall have free and full access thereto for said purposes and for the purpose of taking extracts therefrom. Upon demand of Turner, but not more than twice per calendar year, Licensee shall at its own expense furnish to Turner a detailed statement prepared by an independent certified public accountant, or certified to be accurate by a duly authorized official of Licensee, showing the product and style number, description, Net Sales, itemized deductions from Net Sales and Royalty Base Price of the Authorized Articles distributed and/or sold by Licensee to the date of Turner's demand. If an audit reveals that Licensee has misrepresented or underreported any item bearing upon the royalties or other compensation due or payable to Turner, then, in addition to recomputing and making immediate payment of the sums due based on the true items together with interest thereon at the rate at which Turner is entitled to borrow from its principal lending institution (after giving effect to compensating balance requirements and any commitment fees), Licensee shall pay costs and expenses incurred by Turner for the audit and checking and attorney's fees incurred by Turner in connection therewith or in connection with enforcing the collection thereof. All books of account and records shall be kept available for at least three (3) years after the termination of this license.

A-4  EXCLUSIVITY

         (a)(i) If, and only if, the Underlying Agreement specifies that Licensee's license hereunder is exclusive, Turner shall not, except as otherwise provided herein, grant any other licenses effective during the License Period for the use of the Licensed Elements in connection with the manufacture, distribution and sale, in the Licensed Territory, of the Authorized Articles as expressly described in the Underlying Agreement. Notwithstanding the foregoing, nothing in this Agreement shall be construed to prevent Turner from granting any licenses for the use of the Licensed Elements other than as provided herein, or from utilizing the Licensed Elements in any manner whatsoever other than as provided herein, regardless of the extent to which such use or utilization may be competitive with the license granted hereunder.

         (ii) If the Underlying Agreement specified that Licensee's license hereunder is non-exclusive, then Turner shall be free to utilize, or to grant any licenses to third parties to utilize, the Licensed Elements in any manner for any purposes whatsoever.

         (b) In all cases, Turner expressly reserves all rights whatsoever relating to the promotion, sale and other exploitation of Authorized Articles at
(i) the MGM Grand Hotel/Casino complex in Las Vegas, Nevada, and (ii) concert halls, arena shows, circuses, stadiums, theaters, theme parks and all other public performance venues at which television programs or motion pictures containing elements included in the Licensed Elements or derivative works (e.g., concerts, musicals and other stage plays, motion picture sequels, audio-visual performances, etc.) based thereon are exhibited or performed, and (iii) retail outlets or any other facilities owned, operated or controlled by Turner (or its parent, subsidiaries or affiliates), and (iv) catalogs or similar direct mail sales publications featuring Turner products published by Turner (or its parent, subsidiaries, or affiliates). The foregoing venues, retail outlets, other facilities, and catalogs are collectively referred to herein as "Turner Venues". Licensee acknowledges that Turner Venues are expressly excluded from the Licensed Territory and that Licensee has not been granted any rights with respect to the exploitation of Authorized Articles at Turner Venues, it being understood that Turner may itself exercise such rights or grant other licenses for the manufacture and distribution of Authorized Articles for sale or other exploitation at Turner Venues.

         (c) Turner reserves the right to permit distribution of stock on hand or in process as of termination or expiration of prior licenses, even if the exercise of said rights may conflict with those rights granted Licensee hereunder.

A-5  QUALITY OF MERCHANDISE

         (a) The Authorized Articles shall be of high standard and of such style, appearance and quality as to be adequate and suited to their exploitation to the best advantage and to the protection and enhancement of the Licensed Elements and the good will pertaining thereto. The Authorized Articles shall be manufactured, sold, distributed, promoted and advertised in accordance with all applicable governmental, regulatory, professional and industry-wide codes, statutes, rules and regulations. Licensee shall, before manufacturing any of the Authorized Articles, furnish to Turner free of cost, for its written approval as to quality, style, and adherence to the requirements set forth in this Agreement, one (1) prototype, layout, or sample of each Authorized Article and its cartons, containers, and advertising, promotional, packing and wrapping material. After such prototype, layout or sample has been approved pursuant to this Paragraph, Licensee shall not depart therefrom in any material respect without first submitting to Turner a prototype, layout or sample of the modified article carton, container, packing, advertising, promotional and/or wrapping material and obtaining Turner's prior written consent to such modification. After items have been approved in their final form in accordance with this paragraph, Licensee shall submit to Turner six (6) samples of each such item (provided, however, that if the Authorized Articles incorporate Licensed Elements from the Hanna-Barbera Library, with its address at 3400 Cahuenga Boulevard, Hollywood, CA 90068-1376, and twelve (12) samples of each such item shall be submitted to Turner at its New York office for approval). From time to time after Licensee has commenced selling the Authorized Articles and upon Turner's written request, Licensee shall furnish without cost to Turner a reasonable number of additional random samples of each Authorized Article being manufactured by Licensee hereunder, together with any cartons, containers and packing and wrapping material used in connection therewith. Turner shall have the right to take a reasonable number of samples at random from production runs at least twice a year, it being agreed that if quality problems are encountered as a result of the examination of samples, Turner shall have the right to take such samples as frequently as Turner in its sole discretion deems desirable in an effort to assure that proper quality control has been established. Moreover, Turner shall have the right to have its representatives visit the plant or plants where the Authorized Articles are produced and where the containers, packaging material and the like are printed or produced in order to determine whether or not proper quality controls are being exercised.

         (b) Any item submitted to Turner under this Agreement shall not be deemed approved unless and until Turner has approved it in writing.

A-6  LABELING

         (a) As a condition to Turner's authorization of the public distribution of items bearing reproductions of the Licensed Elements, including, without limitation, Authorized Articles sold under this license and advertising, promotional and display material therefor, all such items shall bear copyright and trademark notices as set forth in Paragraph 11 of the Underlying Agreement as well as any other legal notices which Turner may from time to time reasonably direct.

         (b) In the event that any Authorized Article is marketed in a carton, container and/or packing or wrapping material employing the Licensed Elements, such notice shall also appear upon the said carton, container and/or packing or wrapping material. Each and every tag, label, imprint or other device containing any such notice and all advertising, promotional or display material bearing the Licensed Elements shall be submitted by Licensee to Turner for its written approval prior to use by Licensee in accordance with Paragraph A-5 above. Any such approval by Turner shall not constitute waiver of Turner's rights or Licensee's duties under any provision of this Agreement.

A-7  TECHNICAL AND PROMOTIONAL MATERIAL

         Turner reserves the right to require Licensee to pay for film footage or other technical materials for which Turner from time to time might charge. All technical materials involving the Licensed Elements or any reproduction thereof, notwithstanding their invention, creation or use by Licensee, shall be and remain the property of Turner, and Turner shall be entitled to use same and to license the use of same by others provided such use does not conflict with the terms of this Agreement. "Technical materials" shall mean all artwork and designs, pictures, separations, textual material, screens, films, proofs and any and all materials used in the creation, production and/or reproduction of the Authorized Articles.

A-8  DISTRIBUTION

         (a) Commencing not later than the Marketing Date specified in the Underlying Agreement, and thereafter during the License Period (including any extensions thereof), Licensee shall diligently and continuously manufacture, sell, distribute and promote Authorized Articles in interstate commerce throughout the Licensed Territory and Licensee shall make and maintain adequate arrangements for the distribution of the Authorized Articles. Licensee's failure (except as otherwise provided herein) to commence in good faith to manufacture and distribute in substantial commercial quantities any of the Authorized Articles on or before the Marketing Date and to continue during the License Period diligently and continuously to manufacture, sell, distribute and promote each such Authorized Article throughout the Licensed Territory will result in immediate damage to Turner. In such a case, in addition to all other remedies available to it hereunder, Turner may remove from this Agreement any Licensed Elements listed in the Underlying Agreement or any article or class or category of articles included within the definition of Authorized Articles which is not so diligently and continuously used by Licensee for a period of three (3) consecutive months, by giving thirty (30) days' written notice to Licensee.

         (b) Unless expressly provided herein otherwise, Licensee shall not, without the express prior written consent of Turner, permit the distribution or other marketing of any Authorized Articles on an F.O.B. or L.C. basis (as those terms are commonly understood in the international merchandising business). All Authorized Articles distributed or marketed (as subject to Turner's prior written approval) on an F.O.B. or L.C. basis will be subject to a Royalty Rate of ten percent (10%).

         (c) Licensee shall sell to Turner such quantities of the Authorized Articles as Turner shall request at as low a rate and on as favorable terms as Licensee sells similar quantities of the Authorized Articles to the general trade.

A-9  GOOD WILL AND PUBLICITY

         (a) Licensee acknowledges that particular and substantial good will values are associated with the Licensed Elements as well as the names "Turner Entertainment Company", "Turner Home Entertainment, Inc.", "Hanna Barbera" and all related corporate names, and that said Licensed Elements and names and all rights therein and good will pertaining thereto belong exclusively to Turner. Licensee further acknowledges that said Licensed Elements and names have secondary meanings in the mind of the public and that the value thereof cannot readily be fixed in amounts or sums of money. Licensee shall not by any act or omission jeopardize such good will, and any good will developed hereunder shall accrue to the benefit of Turner. Licensee acknowledges the necessity of protecting Turner's name, copyrights and trademarks generally and specifically to conserve the good will and good name of Turner and the Licensed Elements, and the right of Turner to supervise or intervene in the activities of Licensee in connection therewith.

         (b) Turner shall have the right, but shall not be under any obligation, to use the Licensed Elements and/or the name of Licensee so as to give the Licensed Elements, Licensee, Turner and/or Turner's television programs and/or motion pictures full and favorable prominence and publicity. Turner shall not be under any obligation whatsoever to broadcast or exhibit, or to continue broadcasting or exhibiting, any television program or motion picture or use the Licensed Elements or any person, character, symbol, design or likeness or visual representation thereof in any medium, nor shall Turner be restricted in any way whatsoever from producing and distributing derivative works which contain or are derived from the Licensed Elements or any element or component part thereof.

A-10  WARRANTIES AND REPRESENTATIONS

         (a) By Turner. Turner has the right and power to enter into and perform this Agreement, and has taken all steps necessary and appropriate to authorize the execution and performance hereof. Turner owns or controls all rights necessary to grant Licensee the rights granted to it hereunder.

         (b) By Licensee. Licensee has the right and power to enter into and perform this Agreement, and has taken all steps necessary and appropriate to authorize the execution and performance hereof. Licensee will not act in any manner that is inconsistent with the provisions hereof.

A-11  INDEMNIFICATION AND INSURANCE

         Subject to the full performance by Licensee of all of its obligations hereunder, Turner hereby indemnifies Licensee and undertakes to defend Licensee against and hold Licensee harmless from all claims, suits, liabilities, losses, damages, penalties, costs and expenses (including reasonable attorneys fees) which may be suffered by or obtained against Licensee arising solely out of the use by Licensee of the Licensed Elements in strict accordance with this Agreement. Licensee hereby indemnifies Turner and undertakes to defend Turner against and hold Turner harmless from any and all claims, suits, liabilities, losses, damages, penalties, costs and expenses (including reasonable attorneys fees, which may include, without limitation, an allocation for in-house counsel) of any nature which may be suffered by or obtained against Turner arising from
(i) any allegedly unauthorized use of any patent, design, mark, process, idea, method or device by Licensee (none of the same being included in the Licensed Elements) in connection with the Authorized Articles or any other alleged action or omission by Licensee constituting a breach by Licensee of any term or provision of, or representation, warranty, covenant or agreement made by Licensee under, this Agreement, and (ii) alleged defects in the Authorized Articles, any alleged inadequacy or failure to perform any agreement or render any service, or personal damages or injury resulting from the use of the Authorized Articles. Licensee shall obtain, at its own expense, a comprehensive general liability insurance policy for the entire License Period (including any extensions thereof) including coverage for contractual liability (applying to the terms and conditions of this Agreement), product liability, personal injury liability and advertiser's liability, and including a vendor's liability endorsement in favor of Turner. Said policy shall be written by a recognized insurance company which has qualified to do business in the State of California, the State of New York and the State of Georgia, or which has an A.M. Best Company rating of "B" or better in the latest edition of Best's Insurance Guide and Key Ratings, and shall provide for minimum combined single limit of liability coverage of not less than $1,000,000 for each occurrence. As proof of such insurance, fully paid certificates of insurance naming Turner as an insured party will be submitted by Licensee to the following address for Turner's prior approval before any Authorized Articles are distributed, advertised or sold, and at the latest within thirty (30) days after the commencement of the License Period: Turner Broadcasting System, Inc., One CNN Center, Box 105366, Atlanta, GA 30348-5366, Attn: Director of Risk Management. Any proposed change in such certificates of insurance shall be submitted to Turner for its prior approval, and Licensee shall furnish Turner with a copy of the then prevailing certificate of insurance. For purposes of Licensee's indemnity and insurance policy coverage under this Paragraph, "Turner" shall also include the officers, directors, shareholders, agents and employees of Turner and Turner's parent, and of its and its parent's subsidiaries, affiliates and related entities, as well as any person(s) the use of whose name or likeness may be licensed hereunder.

A-12  PROTECTION OF TURNER'S RIGHTS

         (a) Licensee acknowledges that Turner owns or controls the copyrighted works which underlie this license and Licensee shall not during the term hereof or thereafter attack the rights of Turner in the Licensed Elements or any trademarks based thereon, regardless of the basis of such attack and regardless of whether the same relates to title or validity. Licensee shall at no time use or authorize the use of any trademark, trade name or other designation identical with or confusingly or colorably similarly to the Licensed Elements.

         (b) Licensee shall cooperate fully and in good faith with Turner for the purpose of securing and preserving rights of Turner (or any grantor of Turner) in and to the Licensed Elements. Turner may commence or prosecute any claims or suits in its own name or in the name of Licensee or join Licensee as a party thereto. Licensee shall immediately notify Turner in writing of any infringements or imitations by others of the Licensed Elements on articles similar to those covered by this Agreement, and Turner shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. Licensee shall not institute any suit or take any actions on account of any such infringements or imitations without first obtaining the written consent of Turner so to do.

         (c) Licensee shall utilize all necessary and adequate security measures to prevent the loss, theft, destruction or unauthorized exploitation of the technical materials and/or Licensed Elements delivered to Licensee, and Licensee shall immediately report to Turner any such loss, theft, destruction or unauthorized exploitation upon its gaining knowledge thereof. Upon the expiration of the License Period (or earlier termination of this Agreement) Licensee shall, at Turner's election, either erase or destroy all technical and advertising materials relating to the Authorized Articles and provide Turner with satisfactory proof of such erasure or destruction, or deliver such material to Turner via such method as Turner specifies, on a charges collect basis.

         (d) Licensee will be deemed to have simultaneously assigned, transferred and conveyed to Turner any trade rights, trademark, service mark or copyright, equities, good will, titles or other rights in and to the Licensed Elements, including any copyright in an article derived from the Licensed Elements, which may have been obtained or created by Licensee during the term hereof pursuant to any endeavors covered hereby. Any such assignment, transfer or conveyance shall be made without other consideration than the mutual covenants and considerations of this Agreement. If any materials bearing the Licensed Elements (or any element or component part thereof) utilized by

Licensee hereunder on or in connection with the Authorized Articles were not created or owned by Turner, it is an essential condition of this Agreement that Licensee shall do all that is necessary to ensure that such materials achieve copyright protection and that valid title to such copyright is, at the earliest possible moment, transferred to Turner. To this end, Licensee shall, among other things, enter into a contract with anyone not directly in its employ who creates such materials bearing the Licensed Elements, or any element or component part thereof, which states that such materials are created as works made for hire, as such term is defined in the U.S. Copyright Act, 17 U.S.C. Section. 101 et seq., or otherwise contractually bind such person to execute all such documents as may be necessary to transfer valid title in the copyright in such materials to Turner and shall arrange for the execution of such documents and their transmittal to Turner at the earliest possible moment.

         (e) Licensee shall fully cooperate with Turner in undertaking the registration of any copyright, trademark, service mark or other intellectual property registration or filing with respect to the Licensed Elements and/or Authorized Articles as requested by Turner in writing, and all such registrations shall be in Turner's name (or such other name as Turner designates). Such registration shall be handled by attorneys selected or approved by Turner. In the event of any registration relating to the Licensed Elements by Licensee in its own name or that of any third party, such registration shall be deemed to be for Turner's benefit, and shall be held in trust for Turner by Licensee. Licensee shall bear all costs, expenses, damages and loss occasioned by such registration and/or Turner's correction of same.

         (f) Licensee shall execute and deliver to Turner, in such form as Turner shall reasonably request, any and all documents which may be necessary or desirable to assist Turner in recording Licensee as a registered user of the Licensed Elements (as trademark and/or servicemark) in the Licensed Territory, if appropriate. Upon or after the expiration or termination of this Agreement, Licensee shall execute and deliver to Turner, in such form as Turner shall reasonably request, any and all documents which may be necessary or desirable to cancel the recordation of Licensee as a registered user of the Licensed Elements in the Licensed Territory; provided, however, that if Turner elects first to complete the recordation of Licensee as a registered user, Licensee shall also provide any and all documents which may be necessary or desirable to achieve this purpose.

         (g) Licensee shall not commingle on Authorized Articles manufactured hereunder (or in the advertising and promotion thereof) names, characters and/or likenesses from any individual motion picture or television program which are included in the Licensed Elements with those associated with any other motion picture or television program (whether or not containing elements included in the Licensed Elements) without Turner's prior written consent.

         (h) Turner may, in its absolute discretion, withdraw any element of the Licensed Elements, or any component part thereof, from the terms of this

Agreement of Turner determines that the exploitation thereof hereunder would or might violate or infringe or reasonably tend to violate or infringe the copyright, trademark or other rights of third parties, or subject Turner to any liability, or violate any law, court order, government regulation or other ruling of any governmental agency, or if, on account of the expiration or sooner termination of an agreement between Turner and a third party from whom Turner has obtained certain underlying rights relating to the exploitation of the Licensed Elements hereunder or otherwise, Turner shall no longer have the right to act in the capacity herein contemplated on behalf of any third party or parties, or if Turner determines that it cannot adequately protect its rights in the Licensed Elements under the copyright, trademark or other laws of the Licensed Territory; provided, however, that in the event of any such withdrawal, Turner shall reimburse Licensee its actual, out-of-pocket cost of any Authorized Articles (bearing such withdrawn Licensed Element) which were produced, but not sold, prior to Licensee's receipt of notice of such withdrawal. Any such withdrawal shall not constitute grounds for termination of this Agreement unless all elements and component parts of the Licensed Elements are simultaneously withdrawn by Turner.

A-13  DEFAULT

         The following shall be events of default hereunder: if Licensee (i) becomes the subject of any bankruptcy proceeding, becomes insolvent, makes an assignment for the benefit of its creditors, or a receiver, liquidator or trustee is appointed for its affairs, (ii) breaches any other agreement with Turner, (iii) fails to make payment of royalties, Guarantee(s) and/or any other sums payable to Turner pursuant to this Agreement when due or fails to perform any of its other material obligations hereunder or otherwise breaches any representation, warranty, covenant or agreement referred to or contained in this Agreement, and does not fully cure such failure or breach within ten (10) business days after receipt of written notice thereof from Turner, in the case of failure to make payments, or within fifteen (15) business days in the case of other failure or breach, or (iv) discontinues its business or loses any license or authorization required to permit Licensee to perform fully its obligations hereunder pursuant to an action of any duly constituted governmental, judicial or legislative authority. Upon any default, Turner may, in addition and without prejudice to any other rights it may have, terminate this Agreement, in which event the entire unpaid balance of all royalties and Guarantees accrued to Turner's account hereunder shall immediately become due and payable. In the event this Agreement is so terminated, Licensee, its receivers, representatives, trustees, agents administrators, successors, and/or assigns shall not have the right to sell, exploit or in any way deal with or in any Authorized Articles or any carton, container, packing or wrapping material, advertising, promotional or display materials pertaining thereto, except with and under the special consent and instructions of Turner in writing, which they shall be obligated to follow.

A-14  FORCE MAJEURE

         This license shall terminate in the event that any act of God, fire, flood, public disaster, or any action, rule, regulation, requirement or order of any governmental authority or any other cause or reason beyond the control of the parties renders performance impossible and one party so informs the other in writing of such causes and its desire to be so released. In such event, all royalties on sales theretofore made shall become immediately due and payable and neither the Guarantee nor any portion thereof shall be repayable.

A-15  EFFECT OF TERMINATION OR EXPIRATION

         Upon and after the expiration or sooner termination of this license,
(a) all rights licensed to Licensee hereunder shall forthwith revert to Turner,
(b) if the Underlying Agreement specifies that the license granted hereunder is an exclusive license, Turner shall be free to license others to use the Licensed Elements in connection with the manufacture, sale, distribution and promotion of the Authorized Articles in the Licensed Territory (it being acknowledged that Turner has the full and complete right so to do during the License Period if the license granted hereunder is a non-exclusive license), and (c) Licensee shall refrain from further use of the Licensed Elements or any further reference, direct or indirect, thereto or to anything deemed by Turner to be similar to the Licensed Elements, in connection with the manufacture, sale, distribution or promotion of Licensee's products, except as permitted in Paragraph A-17 below. It shall not be a violation of any right of Licensee if Turner should at any time during the License Period enter into negotiations with another to license use of the Licensed Elements in respect of the Authorized Articles within the Licensed Territory provided that, in the event that the license granted to Licensee hereunder is an exclusive license, it is contemplated that such prospective license shall commence after termination of this Agreement. In the event of any termination hereunder, no monies or other consideration with Turner may receive in respect of any licenses of the Licensed Elements within or outside the Licensed Territory shall be deemed in mitigation of, or be otherwise offset, credited or applied against, any sums payable to Turner pursuant to this Agreement.

A-16  FINAL STATEMENT

         Ninety (90) days before the expiration of the License Period, and, in the event of its sooner termination, ten (10) business days after receipt of notice of termination, a statement showing the number and description of Authorized Articles on hand or in process shall be furnished by Licensee to Turner. Turner shall have the right to take a physical inventory to ascertain or verify such inventory and statement. Refusal by Licensee to submit to such physical inventory by Turner and/or failure by Licensee to render the final statement as and when required by this provision, shall result in a forfeiture by Licensee of Licensee's right to dispose of its inventory (as provided by the next paragraph hereof), Turner retaining all other legal and equitable rights Turner may have in the circumstances.

A-17  DISPOSAL OF INVENTORY

         (a) Licensee shall not at any time manufacture Authorized Articles in excess of those reasonably anticipated to meet normal customer requirements. Provided that Licensee is in compliance with the foregoing, after termination or expiration of the license under the provisions hereof, Licensee, except as otherwise provided in this Agreement, may dispose of Authorized Articles which are on hand or in process at the time notice of termination is received or upon the expiration date, whatever the case may be, for a period of ninety (90) days thereafter, on a nonexclusive basis, provided Guarantee and royalty payments are up-to-date for the current period and payments and statements are made and furnished for that period in accordance with Paragraph A-2 above. Licensee shall not be authorized to dispose of such excess inventory to the extent that it exceeds ten percent (10%) of the total number of Authorized Articles sold during the License Period, without Turner's prior written consent.

Notwithstanding anything to the contrary herein, Licensee shall not manufacture, sell or dispose of any Authorized Articles after any expiration or termination of this license based on the failure of Licensee to affix notice of copyright, trademark or servicemark registration or any other notice to the Authorized Articles, cartons, containers or packing or wrapping material or advertising, promotional or display material or because of the departure by Licensee from the quality and style approved by Turner pursuant to Paragraph A-5 above. All applicable royalties shall be paid on Authorized Articles sold during the sell-off period within fifteen (15) days following the expiration of said sell-off period. Any Authorized Articles which have not been sold as of the expiration of the sell-off period shall, at Turner's election, be delivered to Turner or destroyed.

         (b) Licensee acknowledges that its failure (except as otherwise provided herein) to cease the manufacture, sale, distribution or promotion of the Authorized Articles or any class of category thereof after the termination or expiration of this Agreement or any portion thereof will result in immediate and irremediable damage to Turner and to the rights of any subsequent licensee, Licensee acknowledges and admits that there is no adequate remedy at law for such failure to cease manufacture, sale, distribution or promotion, and Licensee agrees that in the event of such failure, Turner shall be entitled to equitable relief by way of temporary and permanent injunctions and such other and further relief as any court with jurisdiction may deem just and proper, other provisions to the contrary elsewhere herein notwithstanding.

A-18  ASSIGNMENT

         Turner reserves the right to assign this Agreement to any third party and to hypothecate or pledge this Agreement as collateral for any purpose. In the event of any such assignment, Licensee shall pay the royalties and Guarantees due hereunder as directed by Turner. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of Turner. The license herein granted is personal to Licensee and this Agreement may not be assigned, transferred, sublicensed, pledged, mortgaged or otherwise encumbered, in whole or in part, by Licensee either voluntarily or by operation of law or as part of a merger, consolidation or otherwise without Turner's prior written consent, which shall not be unreasonably withheld.

A-19  NOTICES

         All notices, statements, accountings and other documents required to be given or delivered hereunder shall be given in writing either by personal delivery, by certified mail which delivery is evidenced by a signed receipt, or by telex or telecopier unless otherwise specified. Licensee's and Turner's respective addresses for notice purposes shall be as set forth in the Underlying

Agreement unless either party notifies the other as provided herein that notices to such party should be sent to a different address. All such notices shall be sufficiently given when the same shall be deposited, so addressed, postage prepaid in the mail, or when the same shall have been telexed, telecopied or personally delivered to the recipient. The date of said telexing, telecopying or personal delivery, or the date which is three (3) business days following the date of said mailing, shall be deemed to be the date of the giving of such notice, except statements and payments to Turner hereunder and notice of change of address, which shall be deemed effective only upon actual receipt thereof.

A-20  FURTHER DOCUMENTS

         Licensee shall execute, verify, acknowledge, deliver and file any formal assignments, recordations and any and all other documents which Turner may prepare and reasonably call for to give effect to any of the provisions of this Agreement. If Licensee fails to do so within ten (10) days after Turner requests such execution, verification, acknowledgment, delivery or filing, Licensee hereby irrevocably appoints Turner its attorney-in-fact (which appointment shall be deemed a power coupled with an interest), with full powers of substitution and delegation, to execute, verify, acknowledge and deliver any such assignments, recordations and/or such other documents.

A-21  MISCELLANEOUS PROVISIONS

         In the event any provision of this Agreement shall be found to be contrary to any law or regulation of any federal, state or municipal administrative agency or body, the other provisions of this Agreement shall not be affected thereby but shall notwithstanding continue in full force and effect. If any legal action or other proceeding is brought for the enforcement of this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which such party may be entitled. No waiver by either party hereto of any breach or default by the other party shall be construed to be a waiver of any other breach or default by such other party. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which either party is entitled under this Agreement or otherwise, nor shall an election to terminate be deemed an election of remedies or a waiver of any claim for damages or otherwise. This Agreement may not be altered or modified except in writing signed by the party to be charged with such alteration or modification. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and all prior understandings, whether oral or written, have been merged herein. Irrespective of the place of execution or performance, this Agreement shall be governed, construed and enforced in accordance with the laws of the State of Georgia applicable to agreements entered into and to be wholly performed therein, the Licensee hereby consents to the exclusive jurisdiction of the courts of the State of Georgia and United States courts located in the State of Georgia in connection with any suit, action or proceeding brought by Licensee arising out of or related in any manner to this Agreement. Licensee agrees that the service of process by mail shall be effective service of same and that such service shall have the same effect as personal service within the State of Georgia and result in jurisdiction over Licensee in the appropriate forum in the State of Georgia. Nothing herein contained shall constitute a partnership between or joint venture by, the parties hereto or constitute either party the employee or agent of the other, and Licensee shall have no right or power to obligate or bind Turner in any manner whatsoever. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any third party whether referred to herein or not. Paragraph headings as used in this Agreement are for convenience only and are not a part hereof, and shall not be used in any manner to interpret or otherwise modify any provision of this Agreement. As used herein, the word "person" means any individual, firm, partnership, association, corporation or other entity.

         END OF STANDARD TERMS AND CONDITIONS

                                                                    EXHIBIT "B"
Date: ______
Page ___ of ____        LICENSEE ROYALTY REPORT
                   NOTE: THIS FORM MUST BE                [LOGO]
                   SUBMITTED WHEN DUE WHETHER     TURNER HOME ENTERTAINMENT
                   OR NOT THERE ARE ANY SALES         Territory:    ________
                   IN THE PERIOD.                     Film/Series/  ________
Licensee: ______      Contract Date:                  Property:     ________
Address:  ______      Product Description:
Address:  ______
Address:  ______
Phone #:  ______
Fax #:    ______
Contact:  ______

                                                                        Current Period
------------------------------------------------------------------------------------------------------------------------------------
               Total
 Contract     Minimum      Product      Character       Units        Total      Royalty      Royalties        Unit         Gross
  Number     Guarantee      Code         Likeness      Shipped       Sales         %          Earned          Price        Sales
----------- ------------ ------------ -------------- ------------  ---------  ------------ -------------  ------------  -----------
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
Totals      ________                                                 _______    _________                     ________

--------------------------------------------------------------------------------
                           Statement of Certification

I certify that all sales of Licensed Product(s) for the period of ____________ have been reported in the above Royalty Report, that the above report is in accordance with the License Agreement dated _____________, and that the above figures are an accurate statement of actual figures appearing in the relevant invoices.

-------------------------------                           ------------------
Officer of Licensee                                       Date
--------------------------------------------------------------------------------

                                                Inception to Date
------------------------------------------------------------------------------------------------------------
                                                                                                    Net
                 Total         Royalty     Royalties     Advances         Less         Less        Amount
  Returns        Sales            %          Earned        Paid       Commissions      Taxes        Due
------------ -------------  ------------- ------------  -----------  --------------  ---------  -----------
____________________________________________________________________________________________________________
____________________________________________________________________________________________________________
____________________________________________________________________________________________________________
____________________________________________________________________________________________________________
____________________________________________________________________________________________________________
____________________________________________________________________________________________________________
____________________________________________________________________________________________________________
____________________________________________________________________________________________________________

   ---------------            -----------------------------------
   Period Reported            Guarantee                    $_____
   ---------------
   ---------------
   From        To             Unearned Guarantee           $_____
  _______    ______           ------------------------------------
  _______    ______
  -----------------           Reviewed By      ______________
                              Check #          ______________
                              Check Amount     ______________